UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

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INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition Agreement with Stephen M. Smith

On August 11, 2020, Inseego Corp. (the “Company”) entered into a transition and release agreement (the “Transition Agreement”) with Stephen M. Smith, the Company’s Chief Financial Officer. The Transition Agreement provides for (i) the termination of Mr. Smith’s employment with the Company as of August 14, 2020; (ii) the release of any claims by Mr. Smith in favor of the Company; (iii) a payment to Mr. Smith of $175,000; (iv) Mr. Smith to be available to provide consulting services to the Company to assist with the transition through December 31, 2020, during which time his outstanding equity awards will continue to vest; and (v) Mr. Smith to be entitled to a pro rata portion of the bonus, if any, that he would otherwise have been entitled to in connection with the Company’s financial performance for fiscal 2020.

Pursuant to the Transition Agreement, on August 14, 2020, Mr. Smith’s employment with the Company was terminated.

Appointment of Chief Executive Officer

On August 14, 2020, the board of directors of the Company appointed Craig L. Foster, age 49, as Chief Financial Officer of the Company, effective August 17, 2020.

Before joining the Company, Mr. Foster served as the Chief Financial Officer of Bright Machines, a provider of electronics factory automation hardware and software, from September 2018 to July 2020. Mr. Foster previously served as the Executive Vice President and Chief Financial Officer of Financial Engines, Inc., a publicly-traded software company, from September 2017 to September 2018. Before that, Mr. Foster served as the Chief Financial Officer and Chief Accounting Officer of Amobee, Inc., a digital advertising platform, from April 2015 to May 2017. From February 2013 to April 2015, Mr. Foster served as Chief Financial Officer and Chief Accounting Officer of Ubiquiti Networks, Inc., a publicly-traded networking and communications company. From June 2012 to February 2013, Mr. Foster served as Director in the technology infrastructure and software group of Credit Suisse Securities (USA) LLC, an investment bank. From August 2007 to June 2012, Mr. Foster served as an Executive Director and co-head of the software group of UBS Securities LLC, an investment bank. Mr. Foster has also held various management positions at RBC Capital Markets, an investment bank, Loudcloud, a software and services platform, PricewaterhouseCoopers, a public accounting firm and Deloitte, a public accounting firm. Mr. Foster serves on the board of directors of LiveXLive Media, Inc., a global digital media company. Mr. Foster holds an M.B.A. in Finance from the Wharton School of Business and a B.A. in Economics from the University of California, San Diego.

There are no arrangements or understandings between Mr. Foster and any other persons pursuant to which he was selected as an officer of the Company. There are also no family relationships between Mr. Foster and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Offer Letter with Craig Foster

The Company entered into an offer letter with Mr. Foster (the “Offer Letter”) setting forth the terms of his employment as the Company’s Chief Financial Officer.

Salary and Bonus. The Offer Letter provides for an annual base salary of $375,000. Mr. Foster will be eligible to participate in the Company’s annual cash bonus program with an annual target bonus equal to 50% of his base salary. Mr. Foster will be eligible to participate in other benefit programs that the Company establishes and makes available to its employees from time to time, to the same extent available to similarly situated employees of the Company.

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Term and Termination. The Offer Letter has no specific term and is subject to termination by either the Company or Mr. Foster at any time with or without cause.

Relocation Expenses. The Offer Letter provides Mr. Foster with reasonable temporary housing expenses as needed for a period of up to 60 days and a relocation expense reimbursement benefit of up to $25,000, contingent on Mr. Foster relocating to San Diego County, California within 12 months of employment commencement. Mr. Foster is obligated to return any reimbursed relocation expenses in full if he has not relocated within the 12-month period described above, or if he terminates his employment with the Company for any reason within such period.

Restricted Stock Unit Award. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new Chief Financial Officer, Mr. Foster received a one-time award of 27,510 restricted stock units (the “Inducement RSUs”). The shares subject to the Inducement RSUs vest according to the following schedule: one-fourth of the Inducement RSUs shall vest on August 17, 2021 and the remaining Inducement RSUs vest ratably each month thereafter for a period of 36 months. The Inducement RSUs were issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

Stock Options. Pursuant to the Offer Letter, as an inducement to accepting the appointment as the Company’s new Chief Financial Officer, Mr. Foster received a one-time stock option award to purchase 200,000 shares of common stock, with an exercise price of $14.54 (the “Inducement Options”). The Inducement Options vest according to the following schedule: one-fourth of the Inducement Options shall vest on August 17, 2020 and the remaining Inducement Options vest ratably each month thereafter for a period of 36 months. The Inducement Options were issued as an employment inducement award in accordance with NASDAQ Listing Rule 5635(c)(4).

Change in Control Agreement.

The Company will enter into a Change in Control and Severance Agreement (the “Severance Agreement”) with Mr. Foster which provides that in the event of a Covered Termination during a Change in Control Period or in Contemplation of a Change in Control that actually occurs (each as defined in the Severance Agreement), Mr. Foster will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 18 months of his then-current annual base salary, plus an amount equal to 12 months of his then-current annual target bonus opportunity. In addition, all of Mr. Foster’s outstanding equity awards will automatically become vested and, if applicable, exercisable, and Mr. Foster and his covered dependents will be entitled to certain healthcare benefits for a period of up to 18 months.

In the event of a Covered Termination other than during a Change in Control Period, Mr. Foster will, subject to certain conditions including the execution of a general release, be entitled to receive severance in an amount equal to the sum of 6 months of his then-current annual base salary, plus a lump-sum bonus payment equal to the pro-rated portion of the target bonus in the year of termination based on actual achievement of corporate performance goals and assumed full achievement of any individual performance goals. In addition, Mr. Foster’s outstanding equity awards will become vested and, if applicable, exercisable with respect to that number of shares of Company common stock that would have next vested had Mr. Foster continued employment with the Company through that next vesting date, and Mr. Foster and his covered dependents will be entitled to certain healthcare benefits for a period of up to 9 months.

Indemnification Agreement

The Company and Mr. Foster will enter into the Company’s standard form of indemnification agreement.  The agreement requires the Company, among other things, to indemnify Mr. Foster against liabilities that may arise by reason of his service to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inseego Corp.

By:	/s/ Kurt E. Scheuerman
Name: Kurt E. Scheuerman
Title: Senior Vice President and General Counsel

Date: August 17, 2020

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